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                                                                    EXHIBIT 5.1







                                  May 19, 1998




Quarterdeck Corporation
13160 Mindanao Way
Marina del Rey, California 90292


               Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

               We have acted as securities counsel for Quarterdeck Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, in connection with the registration of 2,000,000 shares of the Company's Common Stock, par value $.001 (the "Shares") issuable by the Company pursuant to its Amended and Restated 1990 Stock Plan (the "Plan").

               In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Form S-8 prospectus to be delivered to participants in the Plan, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.

               We have assumed for purposes of this opinion that the Company will not grant


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any award under the Plan pursuant to which Shares could be issued for consideration that is not adequate in form or amount to support the issuance of fully paid stock under applicable state law. Although we are not admitted to practice in the State of Delaware, we are generally familiar with the Delaware General Corporation Law.

               Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and when the Shares are issued and sold in accordance with the Plan and any agreements pursuant to which such Shares are issued, the Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent.


                                            Very truly yours,



                                            /s/ Schwartz & Associates


                                            SCHWARTZ & ASSOCIATES